Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. ANNOUNCES EMPLOYEE BONUS

AND DECLARES SPECIAL DIVIDEND

Midlothian, TX. – December 22, 2017, Keith S. Walters, Chairman, President and Chief Executive Officer of Ennis, Inc. (NYSE: EBF), a manufacturer of business forms and other business products headquartered in Midlothian, Texas, announced today that in conjunction with the signing of the Tax Cuts and Jobs Act of 2017, the Ennis Board of Directors has approved a special one-time bonus to more than 2,200 non-management employees in the amount of $500.00 each. This payment will take place with the first payroll period in January 2018.

In addition, in response to this landmark act the Board of Directors has declared a special one-time cash dividend of $0.10 a share of our common stock. The dividend will be paid on February 9, 2018 to shareholders of record on January 12, 2018.

“Congress and the President by their passage of this historic law have improved the prospects of the American worker and American company success. We recognize this historic opportunity for our Company, our employees and our shareholders,” said Mr. Walters.

About Ennis

Since 1909, Ennis has been primarily engaged in the production and sale of business forms and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, Ennis has production and distribution facilities strategically located throughout the USA to serve the Company’s national network of distributors. Ennis manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes, tags and labels and other custom products. For more information, visit www.ennis.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-

looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a competitive environment, the Company’s ability to adapt and expand its services in such an environment and the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2017 and its Quarterly Reports on Form 10-Q for the fiscal quarters ending May 31, 2017 and August 31, 2017. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com